Exhibit 21.1

PROSPERITY BANCSHARES, INC.

LIST OF SUBSIDIARIES

Direct Subsidiaries	Jurisdiction of Organization	Parent Entity
Prosperity Holdings of Delaware, LLC	Delaware	Prosperity Bancshares, Inc.
Prosperity Interim Corporation	Texas	Prosperity Bancshares, Inc.
Prosperity Statutory Trust II	Connecticut	Prosperity Bancshares, Inc.
Prosperity Statutory Trust III	Connecticut	Prosperity Bancshares, Inc.
Prosperity Statutory Trust IV	Connecticut	Prosperity Bancshares, Inc.
SNB Capital Trust IV	Connecticut	Prosperity Bancshares, Inc.
TXUI Statutory Trust I	Connecticut	Prosperity Bancshares, Inc.
TXUI Statutory Trust II	Delaware	Prosperity Bancshares, Inc.
TXUI Statutory Trust III	Connecticut	Prosperity Bancshares, Inc.
TXUI Statutory Trust IV	Delaware	Prosperity Bancshares, Inc.

Indirect Subsidiaries	Jurisdiction of Organization	Parent Entity

First National Bryan Security Company, L.L.C.	Texas	Prosperity Bank
GNB Leasing Co.	Texas	Prosperity Bank
MainCorp Leasing Co.	Texas	Prosperity Bank
Prosperity Bank	Texas	Prosperity Holdings of Delaware, LLC